SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 8, 2014

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Merger Agreement

On October 8, 2014, TGC Industries, Inc., a Texas corporation (the “Company”), Dawson Geophysical Company, a Texas corporation (“Dawson”), and Riptide Acquisition Corp., a Texas corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger of Merger Sub with and into Dawson, with Dawson continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) the Company will amend its certificate of formation to change its name to “Dawson Geophysical Company” (the “Name Change”).  Immediately prior to the Effective Time, the Company will effect a reverse stock split with respect to its common stock, par value $0.01 per share (“TGC Common Stock”), on a one-for-three ratio (the “Reverse Stock Split”) to reduce the total number of shares of TGC Common Stock outstanding from approximately 22,001,125 to approximately 7,333,708.  After giving effect to the Reverse Stock Split, in connection with the Merger each issued and outstanding share of common stock, par value $0.33-1/3 per share of Dawson (the “Dawson Common Stock”) (other than shares of Dawson Common Stock owned by the Company, Merger Sub or Dawson or any wholly owned subsidiary of the Company) will be automatically converted into the right to receive 1.760 shares of the Company split-effected Common Stock (the “Exchange Ratio”).

Except as otherwise set forth in the Merger Agreement, Dawson stock options will, to the extent such options are not exercised prior to the Effective Time, be converted into and become, respectively, stock option awards based on or comprised of TGC Common Stock, in each case on terms substantially identical to those in effect immediately prior to the Effective Time, and as adjusted by the Exchange Ratio. Except for certain restricted stock and restricted stock unit awards subject to applicable employment agreements or any newly issued awards that do not provide for such restricted stock or restricted stock unit awards to vest upon the Effective Time, to the extent Dawson restricted stock or restricted stock unit awards are outstanding immediately prior to the Effective Time, such awards will be treated as being vested, the shares of Dawson Common Stock that relate to such awards will be treated as being issued and outstanding, and such shares of Dawson Common Stock will be converted to shares of TGC Common Stock pursuant into the preceding paragraph.

The respective Boards of Directors of the Company, Merger Sub and Dawson have approved the Merger Agreement. The Board of Directors of the Company has recommended that the Company’s shareholders approve (1) the issuance of shares of TGC Common Stock to the shareholders of Dawson and (2) amendments to the Company’s certificate of formation to effect the Name Change and the Reverse Stock Split in accordance with the Merger Agreement. The Board of Directors of Dawson has recommended that Dawson shareholders approve the Merger Agreement.

It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, so that, in general, none of the Company, Merger Sub, Dawson or any of Dawson’s shareholders will recognize any gain or loss in the transaction, except that Dawson shareholders will generally recognize gain or loss with respect to cash received in lieu of fractional shares of TGC Common Stock.

Completion of the Merger is subject to certain customary conditions, including, among other things:

•                  the approval of the Merger Agreement by the holders of at least 66.67% of the outstanding shares of Dawson Common Stock;

•                  the approval of the amendments to the Company’s certificate of formation to effect the Name Change and the Reverse Stock Split by the holders of at least 66.67% of the outstanding shares of TGC Common Stock;

•                  approval of the issuance of shares of TGC Common Stock in the Merger by the holders of at least a majority of the shares of TGC Common Stock present and voting at a special meeting of the Company’s shareholders called to approve the share issuance;

•                  the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•                  the effectiveness of a registration statement on Form S-4 that will be filed by the Company for the issuance of shares of TGC Common Stock in the Merger and the authorization of the listing of those shares on the Nasdaq Stock Market;

•                  certain officers of the Company and Dawson having entered into indemnification agreements with the Company effective as of the Effective Time;

•                  receipt by the Company and Dawson of certain third party consents; and

•                  the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to either the Company’s or Dawson’s respective businesses.

The parties have made customary representations and warranties and agreed to customary covenants in the Merger Agreement. In addition, the Company and Dawson have each agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that each of the Company and Dawson will, and each will cause its subsidiaries to, during the period between the date of the Merger Agreement and the Effective Time, conduct its business only in the ordinary course of business consistent with past practice, and that each of the Company and Dawson will not engage in certain types of transactions without the consent of the other during such period.

Except as set forth in the Merger Agreement, the Company and Dawson have also agreed not to solicit, initiate, approve, endorse, recommend or encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any inquiry or the making or announcement of any proposal or offer that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement).

The Merger Agreement also provides for certain termination rights for both the Company and Dawson, and further provides that upon any termination of the Merger Agreement under certain circumstances relating to any third party takeover proposal, the party to whom the takeover proposal relates will be obligated to pay the other party, depending on the circumstances, a termination fee of $2.0 million, and may also, under certain circumstances, be required to reimburse the other party for its third party costs and expenses in connection with the proposed Merger, up to a maximum of $1.5 million.

Pursuant to the Merger Agreement, the combined company has agreed to take all necessary actions to cause, as of the Effective Time, its Board of Directors to include Stephen C. Jumper, Craig W. Cooper, Dr. Gary M. Hoover, Ted R. North and Mark A. Vander Ploeg, each of whom is currently a director of Dawson (each a “Designated Director”).  Wayne A. Whitener, William J. Barrett and Dr. Allen T. McInnes, each of whom is currently a director of the Company (the “Remaining Directors”), will continue to serve as directors of the combined company after the Merger, and all other current directors of the Company and Dawson will resign from such positions as of the Effective Time.  Pursuant to the Merger Agreement, the combined company will take all necessary action to cause each of the Remaining Directors and the Designated Directors to be nominated for continuing election to the board of directors of the combined company for three years following the Effective Time, other than Mr. Barrett, who will be nominated to serve on the board of directors of the combined company for one year following the Effective Time.

The Company entered into employment agreements, subject to the consummation of the transactions and effective as of the Effective Time, with each of Stephen C. Jumper, Dawson’s President and Chief Executive Officer, to become the Chairman, President and Chief Executive Officer of the combined company, Wayne A. Whitener, the Company’s current President and Chief Executive Officer, to become the Vice Chairman of the combined company, C. Ray Tobias, Dawson’s current Executive Vice President and Chief Operating Officer, to serve in the same capacity for the combined company, James K. Brata, the Company’s current Executive Vice President and Chief Financial Officer, to serve in the same capacity for the combined company, Christina W. Hagan, Dawson’s current Executive Vice President, Chief Financial Officer and Secretary, to become the Executive Vice President, Chief Accounting Officer and Secretary of the combined company, James W. Thomas, Dawson’s current Executive Vice President and Chief Technology Officer, to serve in the same capacity for the combined company, and Daniel G. Winn, the Company’s current Executive Vice President, to become Senior Vice President of the combined company (each, individually, an “Executive,” and collectively, all such officers of the combined company, the “Executives”).  Copies of the employment agreements executed by Mr. Whitener, Mr. Brata, Mr. Winn, Mr. Jumper, Mr. Tobias, Ms. Hagan and Mr. Thomas are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively.

Each of the Designated Directors, the Remaining Directors and the Executive Officers will enter into an indemnification agreement with the combined company in substantially the same form as Dawson has entered into with certain of its current officers and directors, and such form is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the Merger Agreement, certain officers and directors of the Company who own, in the aggregate, 28.89% of the currently outstanding shares of TGC Common Stock, have entered or agreed to enter into voting agreements with Dawson (the “TGC Shareholder Voting Agreements”) in the form filed as Exhibit 99.1 to this Current Report on Form 8-K. Under the TGC Shareholder Voting Agreements, those officers and directors have agreed, among other things, (1) to vote their shares of TGC Common Stock in favor of (A) the issuance of shares of TGC Common Stock in connection with the Merger, and (B) the amendments to the certificate of formation of the Company to effect the Name Change and the Reverse Stock Split, in each case at the special meeting of the Company’s shareholders to be held to vote on the share issuance and amendments to the Company’s certificate of formation and (2) not to sell, transfer or gift any of their shares of TGC Common Stock prior to the consummation of the Merger, except under limited circumstances.

Also in connection with the Merger Agreement, certain officers and directors of Dawson who own, in the aggregate, 2.40% of the currently outstanding shares of Dawson Common Stock, have entered into a voting agreement with the Company (the “Dawson Shareholder Voting Agreement”) in the form filed as Exhibit 99.2 to this Current Report on Form 8-K. Under the Dawson Shareholder Voting Agreement, those officers and directors have agreed, among other things, (1) to vote their shares of Dawson Common Stock in favor of adoption of the Merger Agreement at the special meeting of Dawson shareholders to be held to vote on the proposed transaction and (2) not to sell, transfer or gift any of their shares of Dawson Common Stock prior to the consummation of the Merger, except under limited circumstances.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing summary of the TGC Shareholder Voting Agreements and the Dawson Shareholder Voting Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TGC Shareholder Voting Agreements and the Dawson Shareholder Voting Agreement, the forms of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and are each incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Dawson or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Dawson. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Dawson’s public disclosures.

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On October 8, 2014, the Company entered into employment agreements (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with the Executives that set forth the terms and conditions of each Executive’s employment after the closing of the Merger. Each Employment Agreement will become effective at the Effective Time of the Merger and remain in effect for a term of three years thereafter, which automatically extends for one additional calendar year on each anniversary of the effective date of the Employment Agreement (unless either the Company or the Executive provides written notice of the intent to not extend the Employment Agreement). As a result of this automatic extension, the term of each Employment Agreement is a rolling three-year period, renewed on each anniversary of the effective date of such Employment Agreement. The title and annual base salary of each Executive pursuant to his or her respective Employment Agreement is set forth below:

Name:	Title:	Base Salary:

Stephen C. Jumper	Chairman, President and Chief Executive Officer	$462,000.00

Wayne A. Whitener	Vice Chairman	$350,000.04

C. Ray Tobias	Executive Vice President and Chief Operating Officer	$315,000.00

Daniel G. Winn	Senior Vice President	$235,000.00

James K. Brata	Executive Vice President and Chief Financial Officer	$250,000.00

Christina W. Hagan	Executive Vice President, Chief Accounting Officer and Secretary	$250,000.00

James W. Thomas	Executive Vice President and Chief Technology Officer	$230,000.00

Each Executive is also entitled to a bonus in the discretion of the Company’s board of directors.

Each Employment Agreement provides that if the Executive’s employment is terminated, he or she will receive any accrued and unpaid base salary as of the effective date of his or her termination and any employment benefits that have fully accrued and vested but have not been paid, in each case, as of the effective date of the termination of his or her employment and otherwise in accordance with applicable law. Further, if, during the term of the Employment Agreement, the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason (as each term is defined in the Employment Agreement): (i) the Executive will receive severance payments in an amount equal to the continuation of the Executive’s then-current base salary for the remainder of the term of the Employment Agreement, payable in equal bi-weekly payments in accordance with the Company’s payroll practices, (ii) all award agreements in effect between the Company and the Executive under any equity compensation plan maintained by the Company will become automatically fully vested and exercisable, (iii) the Executive will be entitled to a lump sum payment equal to the cost to the Executive under COBRA to extend his or her then-current group health plan benefits for 18 months following the date of termination, (iv) the Executive will be entitled to a lump sum payment equal to the prorated amount of the bonus, if any, the Executive was eligible to earn pursuant to the Company’s annual incentive plan or similar arrangement, during the calendar year or fiscal year, as applicable, of his or her termination and (v) if the Company was providing the Executive with an automobile, the Executive may, for ten dollars ($10) of consideration paid to the Company, cause the Company to (a) transfer the title of such automobile to the Executive, if such automobile is owned by the Company, or (b) assign the Executive the Company’s right, title and interest in such automobile’s lease, if such automobile is leased by the Company. Each Employment Agreement also provides the Executive with additional benefits if the Executive is terminated without Cause or the Executive terminates his or her employment for Good Reason within the 12-month period immediately following a Change of Control (as defined in the Employment Agreement).

In addition, the Employment Agreements contain customary provisions relating to confidentiality, non-solicitation, non-competition and non-disparagement.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8 and incorporated by reference herein.

Nonqualified Stock Option Agreement Amendments

On October 8, 2014, the Company entered into amendments (each, an “Amendment,” and collectively, the “Amendments”) to the nonqualified stock option agreements issued to each of William J. Barrett, Edward L. Flynn, Herbert M. Gardner, Stephanie P. Hurtt and Dr. Allen T. McInnes (collectively, the “Non-employee Directors”) on July 31, 2014, in each case in substantially the form attached hereto as Exhibit 10.9. The Amendments extend the exercise period of such option award following such Non-employee Director’s termination of service on the Company’s Board of Directors (a “Termination of Service”). Pursuant to the Amendments, (i) unvested option shares will terminate upon a Termination of Service and (ii) vested option shares will terminate at the earliest of (a) the date the option period terminates, (b) thirty-six (36) months following a Termination of Service and (c) the date the option is forfeited pursuant to the terms of the stock option agreement.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Amendment which is attached hereto as Exhibit 10.9 and incorporated by reference herein.

Resignation of Directors at the Effective Time

The information set forth in Item 1.01 concerning the agreement to resign by certain directors at the Effective Time is incorporated by reference into this Item 5.02.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The Company and Dawson held a conference call with analysts and investors to discuss the proposed Merger on Thursday, October 9, 2014, at 9:00 a.m. Eastern Time. A transcript of the conference call is furnished as Exhibit 99.5 hereto.

The information in this Item 7.01 (including Exhibit 99.5) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Section 8 — Other Events

Item 8.01. Other Events.

On October 8, 2014, the Company and Dawson issued a joint press release regarding the proposed Merger. A copy of the joint press release is attached as Exhibit 99.3 and is incorporated herein by reference.

In addition, a copy of the materials presented at the conference call mentioned above is filed as Exhibit 99.4 and is incorporated herein by reference.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the Merger Agreement, including, with respect to Dawson, the proposed Merger between Merger Sub and Dawson and, with respect to the Company, the proposed issuance of TGC Common Stock in the Merger and the name Change, will, as applicable, be submitted to the shareholders of Dawson and the Company for their consideration. The Company will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of the Company and Dawson that also constitutes a prospectus of the Company. The Company and Dawson will mail the joint proxy statement/prospectus to their respective shareholders. The Company and Dawson also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND DAWSON ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about the Company and

Dawson, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company and Dawson will make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact the Company at (972) 881-1099 or c/o Dennard-Lascar Associates at (713) 529-6600 or Dawson at (432) 684-3000 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation

The Company, Dawson, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Dawson in connection with the proposed transactions. Information about the directors and officers of the Company is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 30, 2014. Information about the directors and officers of Dawson is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on December 18, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this Form 8-K that are forward-looking and that provide other than historical information involve risks and uncertainties that may materially affect the Company’s results of operations. These risks include but are not limited to the possibility that the Merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the Merger may not be fully realized or may take longer to realize than expected; the ability to promptly and effectively integrate the businesses of the Company and Dawson; the reaction of the companies’ customers, employees and counterparties to the transaction; diversion of management time on merger-related issues; the volatility of oil and natural gas prices; dependence upon energy industry spending; industry competition; reduced utilization; delays, reductions or cancellations of service contracts; high fixed costs of operations and high capital requirements; external factors affecting Dawson’s crews such as weather interruptions and inability to obtain land access rights of way; whether the company enters into turnkey or dayrate contracts; crew productivity; the limited number of clients; credit risk related to clients; and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties with respect to the Company is set forth in its Form 10-K for the fiscal year ended December 31, 2013. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 9 — Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated October 8, 2014, by and among TGC Industries, Inc., Riptide Acquisition Corp. and Dawson Geophysical Company.
10.1	Form of Indemnification Agreement.

10.2	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Wayne A. Whitener.
10.3	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and James K. Brata.
10.4	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Daniel G. Winn.
10.5	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Stephen C. Jumper.
10.6	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and C. Ray Tobias.
10.7	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Christina W. Hagan.
10.8	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and James W. Thomas.
10.9	Form of Amendment to Stock Option Agreement.
99.1	Form of Dawson Geophysical Company Voting Agreement.
99.2	Form of TGC Industries, Inc. Voting Agreement.
99.3	Joint press release issued by Dawson Geophysical Company and TGC Industries, Inc. on October 9, 2014.
99.4	Investor Presentation, dated October 9, 2014.
99.5	Transcript of investor conference call (furnished pursuant to Item 7.01).

*The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. TGC Industries, Inc. agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: October 9, 2014	By:	/s/ James K. Brata
James K. Brata
Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated October 8, 2014, by and among TGC Industries, Inc., Riptide Acquisition Corp. and Dawson Geophysical Company.
10.1	Form of Indemnification Agreement.
10.2	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Wayne A. Whitener.
10.3	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and James K. Brata.
10.4	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Daniel G. Winn.
10.5	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Stephen C. Jumper.
10.6	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and C. Ray Tobias.
10.7	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and Christina W. Hagan.
10.8	Employment Agreement, dated October 8, 2014, by and between TGC Industries, Inc. and James W. Thomas.
10.9	Form of Amendment to Stock Option Agreement.
99.1	Form of Dawson Geophysical Company Voting Agreement.
99.2	Form of TGC Industries, Inc. Voting Agreement.
99.3	Joint press release issued by Dawson Geophysical Company and TGC Industries, Inc. on October 9, 2014.
99.4	Investor Presentation, dated October 9, 2014.
99.5	Transcript of investor conference call (furnished pursuant to Item 7.01).

*The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. TGC Industries, Inc. agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.